UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2007

ELEPHANT TALK COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

California
(State or Other Jurisdiction of Incorporation)

000-30061	95-2210753
(Commission File Number)	(I.R.S. Employer Identification Number)

438 East Katella Avenue, Suite 217, Orange, CA 92867
(Address of Principal Executive Offices, including Zip Code)

(714) 288-1570
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)

This Current Report on Form 8-K/A is filed by Elephant Talk Communications, Inc., a California corporation (the “Registrant”), in connection with the items described below. It amends that certain Current Report on Form 8-K, dated January 12, 2006 that was filed by the Registrant with the Commission on January 13, 2006.

Item 9.01 Financial Statements and Exhibits

On January 17, 2005, the Registrant entered into a Memorandum of Understanding with Beltrust AG, a corporation organized and existing under the laws of Switzerland (“Beltrust”), to acquire all of the issued and outstanding shares of Elephant Talk Communication Holding AG (herein referred to as the “Company”, “ETC Europe”), formerly known as Benoit Telecom Holding AG (“Benoit Telecom”), a corporation organized and existing under the laws of Switzerland. ETC Europe is a European-based international telecom operator and multi-media distributor servicing primarily the business-to-business segment of the telecommunications and media market. ETC Europe offers a broad range of products and services based on the integration of telecom, VoIP, SMS, FAX, Conferencing and Streaming services all integrated with a sophisticated Customer Relationship Management and Billing application. On November 17, 2006, the Registrant executed an Agreement of Purchase and Sale (the “Agreement”) with Beltrust and Elephant Talk Europe Holding B.V., a corporation organization and existing under the laws of The Netherlands (the “Purchaser”), and a wholly-owned subsidiary of the Registrant, providing for the purchase and sale of all of the issued and outstanding shares of ETC Europe by the Purchaser.

Pursuant to the Agreement, the Purchaser agreed to purchase from Beltrust all of the 1,000,000 issued and outstanding shares of ETC Europe in exchange for a) cash payment of $6,643,080 and b) 40,000,000 shares of the Registrant’s common stock. The parties acknowledged that $6,043,080 (equivalent to approximately Euros 4,625,000) had been previously paid by the Registrant on behalf of the Purchaser to an escrow agent as an earnest deposit. In addition, the remaining balance of the consideration, consisting of $600,000 of a cash payment and issuance of 40,000,000 shares by the Registrant, were to be transferred to Beltrust within 30 days of the closing. The 1,000,000 shares of ETC Europe were transferred to the Purchaser as of the closing pursuant to the terms of the Agreement.

The transaction contemplated by the Agreement was consummated on January 1, 2007, and the transaction was deemed to be closed for legal and accounting purposes on such date.

In connection with the acquisition of ETC Europe, the Registrant has issued a total of 40,000,000 shares of restricted common stock under the Agreement and the Registrant intends to rely on the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended (the “Act”). The bases for the availability of this exemption include the following:

1.
Beltrust is not a U.S. person and is not acquiring the shares of common stock of the Registrant for the account or for the benefit of any U.S. person and it is not a U.S. person who purchased the shares of common stock in a transaction that did not require registration under the Act;

2.	Beltrust has agreed to resell such common stock only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration;
3.	Beltrust has agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;
4.
Beltrust has consented to the certificate for the shares of common stock of the Registrant to contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration, and that hedging transactions involving the shares of common stock may not be conducted unless in compliance with the Act; and

5.
Beltrust acknowledges that the Registrant has agreed to refuse to register any transfer of the shares of common stock not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

The sole purpose of this Form 8-K/A amendment is to provide the financial statements of ETC Europe as required by Item 9.01(a) of Form 8-K and the pro-forma financial information required by Item 9.01(b) of Form 8-K, which financial statements and information were excluded from the Current Report on Form 8-K filed on January 13, 2006,  in reliance on Items 9.01(a)(4) and 9.01(b)(2), respectively, of Form 8-K.

Item 9.01(a) – Financial Statements of Business Acquired

The following audited financial statements of Elephant Talk Communication Holding AG are set forth below: (i) a consolidated balance sheet, (ii) a consolidated statement of operations and comprehensive income, (iii) a consolidated statement of stockholders’ equity, and (iv) a consolidated statement of cash flows, in each case for the period from the date of inception (January 13, 2005) through December 31, 2006, and (v) the notes to the financial statements for such period.

ELEPHANT TALK COMMUNICATION HOLDING AG AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006 AND 2005

i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Elephant Talk Communication Holding AG and Subsidiaries

We have audited the accompanying consolidated balance sheets of Elephant Talk Communication Holding AG as of December 31, 2006 and 2005, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficiency) and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Elephant Talk Communication Holing AG as of December 31, 2006 and 2005 and the consolidated results of its operations, changes in stockholders’ equity (deficiency) and comprehensive loss and its cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the consolidated financial statements, the Company incurred losses of $1,516,937 and $1,564,265 during the years ended December 31, 2006 and 2005, respectively, had working capital deficits of $4,285,782 and $9,134,319 as of December 31, 2006 and 2005, respectively, had accumulated deficits of $3,081,002 and $1,564,265 as of December 31, 2006 and 2005, respectively, and cash used in operations of $848,186. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 14. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kabani & Company, Inc.
Certified Public Accountants

Los Angeles, California
March 18, 2007

ELEPHANT TALK COMMUNICATION HOLDING AG AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,
	2006	2005

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$389,370	$434,912
Restricted cash	19,805	17,766
Accounts receivable, net	4,485,259	891,677
Total Current Assets	4,894,434	1,344,355

PROPERTY AND EQUIPMENT – NET	2,163,158	785,146

OTHER ASSETS
Deposits & other assets	470,910	81,388
Amortizable intangible assets, net	7,167,945	6,972,611
Goodwill	1,086,296	--
Total Other Assets	8,725,151	7,053,999

TOTAL ASSETS	$15,782,743	$9,183,500

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable	1,535,502	783,099
Accrued expenses	3,598,650	275,159
Customer deposits	33,008	--
Payable to third parties	4,013,056	3,936,644
Due to related parties	--	5,483,772
Total Current Liabilities	9,180,216	10,478,674

MINORITY INTEREST	129,389	116,071

COMMITMENT AND CONTINGENCIES	--	--

STOCKHOLDERS' EQUITY (DEFICIENCY)
Common stock, no par value; 1,000,000 and 100,000 shares authorized; 1,000,000 and 100,000 shares issued and outstanding on December 31, 2006 and 2005, respectively	9,704,415	84,265
Accumulated comprehensive income (loss)	(150,275)	68,755
Accumulated deficit	(3,081,002)	(1,564,265)
Total Stockholders' Equity (Deficiency)	6,473,138	(1,411,245)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)	$15,782,743	$9,183,500

The accompanying notes are an integral part of these consolidated financial statements.

ELEPHANT TALK COMMUNICATION HOLDING AG AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED

	DECEMBER 31,
	2006	2005

REVENUES, net	$32,075,834	$3,827,412

COST OF REVENUE	30,149,361	2,839,374

GROSS PROFIT	1,926,473	988,038

OPERATING EXPENSES
Selling, general and administrative	2,222,259	1,745,871
Depreciation and amortization	1,205,789	847,318
Total Operating Expenses	3,428,048	2,593,189

LOSS FROM OPERATIONS	(1,501,575)	(1,605,151)

OTHER INCOME (EXPENSE)
Interest income	--	262
Interest expense	(10,764)	(307)
Gain (loss) on currency fluctuations	(4,398)	40,931
Total Other Income (Expense)	(15,162)	40,886

NET LOSS	(1,516,737)	(1,564,265)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	(239,311)	68,755

COMPREHENSIVE LOSS	$(1,756,048)	$(1,495,510)

The accompanying notes are an integral part of these consolidated financial statements.

ELEPHANT TALK COMMUNICATION HOLDING AG AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

			Other		Total
	Common		Comprehensive	Accumulated	Shareholders
Description	Shares	Amount	Income (Loss)	Deficit	Equity (Deficit)

Issuance of shares in January, 2005	100,000	$84,265	$--	$--	$84,265
Comprehensive income	--	--	68,755	--	68,755
Net loss for the year ended December 31, 2005	--	--	--	(1,564,265)	(1,564,265)
Balance - December 31, 2005	100,000	84,265	68,755	(1,564,265)	(1,411,245)

Issuance of shares	900,000	746,361	--	--	746,361
Capital contribution by parent	--	8,873,789	--	--	8,873,789
Comprehensive loss	--	--	(219,030)	--	(219,030)
Net loss for the year ended December 31, 2006	--	--	--	(1,516,737)	(1,516,737)
Balance - December 31, 2006	1,000,000	$9,704,415	$(150,275)	$(3,081,002)	$6,473,138

The accompanying notes are an integral part of these consolidated financial statements.

ELEPHANT TALK COMMUNICATION HOLDING AG AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED

	DECEMBER 31,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,516,737)	$(1,564,265)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,205,789	847,318
Provision for uncollectible amounts	152,800	265,315
Changes in operating assets and liabilities:
Decrease in accounts receivable	(3,400,693)	(1,059,661)
Decrease in prepaid expenses, deposits and other assets	(267,047)	(74,910)
Increase (Decrease) in accounts payable and customer deposits	(179,325)	683,293
Increase in customer deposits	31,406	--
Increase in accrued expenses and other payable	3,125,622	289,331
Net cash used in operating activities	(848,186)	(613,578)

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	--	(18,681)
Cash received on acquisition	215,297	4,356
Purchase of property and equipment	(1,476,987)	(6,538,033)
Net cash used in investing activities	(1,261,690)	(6,552,358)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	--	1,654,695
Payments of note payable	(1,313,608)	--
Proceeds from paid in capital	3,356,224	80,348
Proceeds from related parties	--	5,766,156
Contribution by minority shareholder	--	122,048
Net cash provided by financing activities	2,042,616	7,623,246

EFFECT OF EXCHANGE RATES ON CASH	21,717	(22,399)

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(45,542)	434,912

CASH & CASH EQUIVALENTS, BEGINNING OF THE YEAR	434,912	--

CASH & CASH EQUIVALENTS, END OF THE YEAR	$389,370	$434,912

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for interest	$1,740	$--

Cash paid during the period for income taxes	$--	$--

Assets purchased with note payable	$--	$2,293,536

The accompanying notes are an integral part of these consolidated financial statements.

ELEPHANT TALK COMMUNICATION HOLDING AG AND SUBSIDIARIES
(FORMERLY, BENOIT TELECOM HOLDING AG)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization and Nature of Operations

Elephant Talk Communication Holding AG (herein referred to as “ETC Europe” or “Company” formerly known as Benoit Telecom Holding AG), was incorporated on January 13, 2005 under the laws of Switzerland. ETC Europe is an international telecom operator and multi-media distributor currently active in ten European countries servicing primarily the business-to-business segment of the telecom and media market. ETC Europe offers a broad range of products and services based upon the integration of Telecom, VoIP, SMS, Fax, Conferencing and Streaming services all integrated with a sophisticated Customer Relationship Management & Billing application. The Company currently has a switch-based telecom network providing a full range of voice, data and managed services to business customers, telecom operators and consumers.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Foreign Currency Translation

The functional currency was Euros for the years ended December 31, 2006 and 2005. The December 31, 2006 and 2005 financial statements of the Company were translated to United States dollars using year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts were translated at their historical exchange rates when the capital transactions occurred. Net gains and losses resulting from translation of foreign currency financial statements are included in the statements of stockholder’s equity as other comprehensive income or (loss). Foreign currency transaction gains and losses are included in consolidated income (loss).

(E) Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful life of the assets from three to seven years. Expenditures for maintenance and repairs are charged to expense as incurred.

(F) Customer Contracts, Licenses and Interconnects

Customer contracts, licenses and interconnects include the acquisitions of large customer contracts, telecommunication licenses and integrated multi-country, centrally managed switch-based national interconnects in Europe. The telecommunications services acquired and customers obtained are primarily in the “service number” industry (also “Premium Rate Services”), low-cost telephony services such as Carrier Select and Carrier Pre Select” and Toll-Free number services. Customer contracts, licenses and interconnects are amortized over the estimated useful life of the assets from five to ten years.

(G) Carrier Deposits

The Company has deposited security deposits with telecommunication carriers during the course of its operations. The deposits are refundable at the conclusion of the business relationship with the carriers.

(H) Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ('Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(I) Revenue Recognition and Cost of Revenue

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. The Company derives revenues from activities as a fixed-line telecom provider with its own carrier network and its own switching technology. Cost of revenues of the services supplied to attain the sales comprise the total acquisition and production costs and cost of sales for the products and services sold during the reporting period. Cost of revenues includes the cost of capacity associated with the revenue recognized within the corresponding time period.

(J) Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. Basic net loss per share is based upon the weighted average number of common shares outstanding. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

(K) Long-Lived Assets

The Company accounts for the impairment or disposal of long lived assets pursuant to Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. The Company did not impair any property and equipment for the years ended December 31, 2006 and 2005, respectively.

(L) Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments” requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts of the Company’s accounts and other receivables, accounts payable, accrued liabilities and payable approximates fair value due to the relatively short period to maturity for these instruments.

(M) Concentrations of Risk

Financial instruments which potentially subject the Company to concentrations of credit risk are cash and accounts receivable. The Company places its cash with financial institutions deemed by management to be of high credit quality. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk. All of the Company’s revenue and majority of its assets are derived from operations in Europe.

(N) Reporting Segments

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superseded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. The Company allocates its resources and assesses the performance of its sales activities based upon geographic locations of its subsidiaries.

(O) Comprehensive Income

Statement of financial accounting standards No. 130, Reporting comprehensive income (SFAS No. 130), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity, except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in financial statements that are displayed with the same prominence as other financial statements.

(P) New Accounting Pronouncements

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

a)	A brief description of the provisions of this Statement
b)	The date that adoption is required
c)	The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

In February 2007, FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. FASB 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted subject to specific requirements outlined in the new Statement. Therefore, calendar-year companies may be able to adopt FASB 159 for their first quarter 2007 financial statements.

The new Statement allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. FASB 159 also establishes presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities. The management is currently evaluating the effect of this pronouncement on financial statements.

In March 2007, the Emerging Issues Task Force (“EITF”) reached a consensus on issue number 06-10, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Collateral Assignment Split-Dollar Life Insurance Arrangements,” (“EITF 06-10”). EITF 06-10 provides guidance to help companies determine whether a liability for the postretirement benefit associated with a collateral assignment split-dollar life insurance arrangement should be recorded in accordance with either SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions” (if, in substance, a postretirement benefit plan exists), or Accounting Principles Board Opinion No. 12 (if the arrangement is, in substance, an individual deferred compensation contract). EITF 06-10 also provides guidance on how a company should recognize and measure the asset in a collateral assignment split-dollar life insurance contract. EITF 06-10 is effective for fiscal years beginning after December 15, 2007 (Novell’s fiscal 2008), though early adoption is permitted. The management is currently evaluating the effect of this pronouncement on financial statements.

NOTE 2     PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements for the year ended December 31, 2006 included the accounts of Elephant Talk Communication Holding AG, its wholly owned subsidiaries ETC Schweitz GmbH (Switzerland), ETC Carrier Services GmbH (Switzerland), ETC Europe GmbH (Switzerland), ETC Austria GmbH (Austria), ETC SLU (Spain), Card Net Clearing Services BV (The Netherlands), ETC Italy SRL (Italy), Vocalis Austria GmbH (Austria) and ET Stream GmbH(Switzerland), and its majority (51%) owned subsidiary ETC Premium Rate Services Netherlands BV.

The consolidated financial statements for the year ended December 31, 2005 included the accounts of Elephant Talk Communication Holding AG, its wholly owned subsidiaries ETC Schweitz GmbH (Switzerland), ETC Carrier Services GmbH (Switzerland), ETC Europe GmbH (Switzerland), ETC Austria GmbH (Austria), ETC SLU (Spain), Card Net Clearing Services BV (The Netherlands), and its majority (51%) owned subsidiary ETC Premium Rate Services Netherlands BV.

Minority interest principally represents minority shareholders’ proportionate share of equity in our consolidated subsidiary Elephant Talk Communications Premium Rate Services Netherlands BV. All significant inter-company accounts and transactions have been eliminated in consolidation.

NOTE 3     ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2006 and 2005 consisted of the following:

	2006	2005
Accounts receivable	$4,898,175	$1,143,999
Less allowance for bad debts	(412,916)	(252,322)
	$4,485,259	$891,677

For the years ended December 31, 2006 and 2005, the Company provided an allowance for bad and doubtful accounts of $160,594 and $252,322, respectively, in its consolidated statements of operations.

NOTE 4     PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2006 and 2005 consisted of the following:

	2006	2005
Network equipment & computers	$2,809,417	$935,496
Projects under construction	--	15,396
Office equipment	18,936	--
Automobiles	23,082	11,232
	2,851,435	962,123
Less accumulated depreciation	(688,277)	(176,977)
	$2,163,158	$785,146

Depreciation expense for the years ended December 31, 2006 and 2005 was $556,833 and $186,091, respectively.

NOTE 5     CUSTOMER CONTRACTS, LICENSES AND INTERCONNECTS

Customer contracts, licenses and interconnects include the acquisitions of large customer contracts, telecommunication licenses and integrated multi-country, centrally managed switch-based national interconnects in Europe. The telecommunications services acquired and customers obtained are primarily in the “service number” industry (also “Premium Rate Services”), low-cost telephony services such as Carrier Select and Carrier Pre Select” and Freephone (Toll-Free) number services. These services offered and customers served are done through ETC Europe’s fixed-line switch-based telecom network, including the acquired interconnections and licenses with the National Incumbents and Regulators in Spain, Netherlands, Italy, Switzerland, Austria and Belgium.

Customer contracts, licenses and interconnects, at December 31, 2006 and 2005 consisted of the following:

	2006	2005
Customer contracts, licenses & interconnects	$8,954,808	$7,601,456
Less accumulated amortization	(1,786,863)	(628,845)
	$7,167,945	$6,972,611

NOTE 6     PAYABLE TO THIRD PARTIES

The Company received advances from third parties amounting to $4,013,056 and $3,936,644 as of December 31, 2006 and 2005, respectively, for its working capital requirements. The advances received were non-interest bearing, due on demand and secured by the assets of the Company.

NOTE 7     ACQUISITIONS

On October 31, 2005, the Company entered into a Stock Purchase Agreement and acquired 510 common shares representing 51% of total issued and outstanding shares in ETC Premium Rate Services Netherlands BV (“ETC PRS”) for a consideration of $241,260. The Agreement entitled the Company to a 100% of the economic benefits of the operations of ETC PRS upon completion of the acquisition. The Company acquired total assets of $474,067, assumed total liabilities of $135,733, and recorded negative goodwill of $97,074 upon completion of this acquisition which was adjusted against the non current assets acquired.

On January 25, 2005, the Company entered into a Stock Purchase Agreement with Calfin Trust and acquired all of the outstanding shares of Phonetone Anstalt, a company registered in Liechtenstein, and Phonetone Ltd., a company registered in the British Virgin Islands, for a total consideration of $3,000,000 consisting of a cash consideration of $600,000 and 40 million common shares of Elephant Talk Communications Inc. (ETCI) valued at $2,400,000. The Company acquired total assets of $2,600,000, assumed liabilities of $0 and recorded a goodwill of $400,000 at date of completion of acquisition.

The Company delivered the 40 million common shares of ETCI on December 28, 2006. Due to the delays of delivery of the 40 million common shares with subsequent share price of ETCI shares, an additional goodwill arose of $604,569, resulting in the Company recording a total goodwill of $1,004,569 as of December 31, 2006. Phonetone’s business activities have shown a steady increase in net income since the date of acquisition and therefore no impairment of goodwill is recorded in the accompanying financial statements as of December 31, 2006. The Company sold the non operating 100% owned subsidiaries Phonetone Anstalt and Phonetone Ltd. to a third party for $1 during the year ended December 31, 2005. As a part of the transaction, the company retained all the assets including the brand name with itself. There was no gain or loss on the disposal.

On January 1, 2006, the Company entered into a Stock Purchase Agreement and acquired all of the issued and outstanding shares of ETC Italy SRL for a total consideration of $1. The Company acquired total assets of $366,340, assumed total liabilities of $448,067, and recorded a goodwill of $81,727 upon completion of the acquisition. Considering ETC Italy’s assets and business, no impairment of goodwill was recorded in the accompanying financial statements at December 31, 2006.

On July 1, 2006, the Company entered into a Stock Purchase Agreement and acquired all of the issued and outstanding shares of Vocalis Austria Gmbh for a total consideration of $3,300. The Company acquired total assets of $282,707, assumed total liabilities of $155,603, and recorded a goodwill of $123,104 upon completion of the acquisition. Considering Vocalis Austria’s assets and business, an impairment of goodwill of the same amount was recorded in the accompanying financial statements at December 31, 2006.

As a result of the above acquisitions, the Company recorded $1,086,296 and $0 in goodwill as of December 31, 2006 and 2005, respectively.

NOTE 8     PAYABLE TO PARENT

As of December 31, 2005, Beltrust AG, parent of ETC Europe had advanced $5,483,772 towards the working capital requirements of ETC Europe. Additional advances amounting to $3,390,017 were made during the year ended December 31, 2006. On December 31, 2006, Beltrust AG agreed to convert its total advances amounting to $8,873,789 as additional capital contribution to the equity of ETC Europe.

NOTE 9     STOCKHOLDERS' EQUITY

Common Stock

The Company is presently authorized to issue 1,000,000 shares of Common Stock. The Company currently has 1,000,000 common shares issued and outstanding. The holders of common stock, and of shares issuable upon exercise of any Warrants or Options, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holders of any shares of common stock has a preemptive right to subscribe for any securities of the Company nor are any common shares subject to redemption or convertible into other securities of the Company. Upon liquidation, dissolution or winding up of the Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of the Company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

On May 31st, 2006, the Company issued 900,000 common shares valued at $746,361 to Beltrust AG for additional capital contribution in the Company.

On December 31, 2006, the Company’s parent Beltrust AG agreed to convert its total advances amounting to $8,873,789 to the share capital of ETC Europe as additional capital contribution.

NOTE 10     COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its corporate offices space from a third party under a three month to four (4) year operating leases. Monthly rental expense under the leases is $ 5,093 per month.

Rent expense under operating leases for the years ended December 31, 2006 and 2005 was $45,540 and $22,625, respectively.

The Company has commitments to pay annual regulatory fees and fees for various national interconnects, telecom lines and co-locations rents.

Commitments of the Company relating to leases, co-location and office rents, regulatory and interconnection fees as of December 31, 2006 are as follows:

2007	$1,113,943
2008	196,482
2009	86,250
2010	64,626
2011	42,902
Total	$1,504,202

NOTE 11     INCOME TAXES

Income tax expense (benefit) for the years ended December 31, 2006 and 2005 is summarized as follows:

	2006	2005
Current:
Federal	$(282,269)	$(174,162)
Deferred taxes	282,269	174,162
Income tax expense (benefit)	$--	$--

The following is a reconciliation of the provision for income taxes at the United States federal statutory rate to the foreign income tax rate at December 31, 2006 and 2005:

	2006	2005

Tax expense (credit) at statutory rate-federal	34.0%	34.0%
Foreign tax rate difference	(15.4%)	(22.9%)
Change in valuation allowance	(18.6%)	(11.1%)
Tax expense per financial statements	--	--

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2006 are as follows:

Deferred tax assets:
Net operating loss carry forward	$456,431

Less valuation allowance	(456,431)
Net deferred tax assets	$--

At December 31, 2006, the Company had accumulated deficit carry forwards of approximately $3,081,002. Pursuant to Dutch income tax laws, losses may be carried forward indefinitely. However, loss carry-back is permitted for three years. Utilization of the net operating losses may be prohibited after a change of 30% or more of the ultimate control in a company.

The net change in the valuation allowance during the year ended December 31, 2006 and 2005 was an increase of $282,269 and $174,162, respectively.

NOTE 12     CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

In 2005, the Company had no major customers since the business was mainly dispersed among many consumers. 90% of the associated revenues were earned as a result of the nature of Premium Rate business from four (4) incumbent carriers. In 2006, the Company earned approximately 90% of its revenues from six (6) incumbent carriers of which three (3) customers generated approximately 70% of those revenues.

The Company had accounts receivable due from these 4 and 6 incumbent carriers as of December 31, 2006 and 2005 amounting to $2,069,114 and $473,761 respectively.

During 2006 and 2005, the Company purchased approximately 65% of its incumbent network usage from one supplier.

NOTE 13     SEGMENT INFORMATION

The following table presents a summary of operating information and certain year-end balance sheet information for the years ended December 31, 2006 and 2005, respectively.

FOR THE YEAR ENDED DECEMBER 31, 2006

	Switzerland	Austria	Spain	Italy	Netherlands	Consolidated Total

Revenues	$2,632,136	$168,629	$3,515,920	$4,445	$25,754,705	$32,075,834

Operating income (loss)	$(787,919)	$60,639	$(304,038)	$(435,510)	$(49,910)	$(1,516,737)

Identifiable assets	$8,696,033	$254,279	$2,411,614	$336,358	$4,084,458	$15,782,742

Depreciation and amortization	$1,171,008	$2,796	$16,556	$9,679	$5,750	$1,205,789

Capital expenditure	$1,793,782	$55,323	$215,876	$119,147	$582,577	$2,766,705

FOR THE YEAR ENDED DECEMBER 31, 2005

	Switzerland	Austria	Spain	Netherlands	Consolidated Total

Revenues	$2,041,313	$--	$1,754,032	$32,068	$3,827,412

Operating income (loss)	$(1,532,878)	$(16,684)	$94,977	$(109,679)	$(1,564,265)

Identifiable assets	$6,852,210	$5,417	$1,978,502	$347,371	$9,183,501

Depreciation and amortization	$761,203	$--	$76,461	$9,654	$847,318

Capital expenditure	$6,520,040	$--	$1,728,600	$314,939	$8,563,579

NOTE 14     GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the company as a going concern. The Company has an accumulated deficit of $3,081,002 at December 31, 2006, which included a net loss of $1,516,737 for the year ended December 31, 2006. The Company’s total current liabilities exceed its total current assets by $4,285,782 and the Company used cash in operations of $848,186. This raises a substantial doubt about our ability to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding and potential merger or acquisition candidates and strategic partners, which would enhance stockholders’ investment. Management believes that the above actions will allow the Company to continue operations through the next fiscal year.

NOTE 15     SUBSEQUENT EVENTS

Acquisition of the Company

On January 1, 2007, Elephant Talk Communications, Inc., a company incorporated under the laws of the state of California, through its wholly-owned subsidiary Elephant Talk Europe Holding BV, completed the acquisition of the Company. Elephant Talk Communications, Inc. purchased all of the 1,000,000 issued and outstanding shares of the Company in exchange for a) cash payment of $6,643,080 and b) 40,000,000 shares of the Elephant Talk Communications, Inc.’s common stock valued at $3,000,000. The common shares were valued at the actual date of issuance of such shares. The total consideration for the purchase of the company was valued at $9,643,080.

Item 9.01(b) – Pro Forma Financial Information

The following pro forma financial statements, of the Registrant and Elephant Talk Communication Holding AG are set forth below: Consolidated (Unaudited) Condensed Pro Forma Balance Sheet of the Registrant and ETC Europe as of December 31, 2006, Consolidated (Unaudited) Condensed Pro Forma Statement of Operations for the year ended December 31, 2006.

PRO FORMA FINANCIAL STATEMENTS

The following consolidated (Unaudited) condensed pro forma balance sheet reflects the financial position of the Registrant as of December 31, 2006, as if the equity investment in ETC Europe had been completed as of that date, and the consolidated (Unaudited) condensed pro forma statements of income for the Registrant for the year ended December 31, 2006, as if the equity investment had been completed as of that date. The equity investment was actually consummated on January 1, 2007.

These financial statements are presented for informational purposes only and do not purport to be indicative of the financial position that would have resulted if the equity investment had been consummated at each company's year end. The pro forma financial statements should be read in conjunction with the Registrant’s financial statements and related notes thereto contained in the Registrant’s SEC quarterly and annual filings (including its Current Reports on Form 8-K filed with the Commission in connection with the equity investment) and ETC Europe’s financial statements and related notes thereto contained elsewhere in this Form 8-K/A.

A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma financial statements are preliminary and have been made solely for purposes of developing the pro forma combined financial information.

The following Pro Forma Statement of Operations and Financial Condition have been derived from the audited financial statements of Elephant Talk Communications, Inc. and subsidiaries (A) for the year ended December 31, 2006 and the audited financial statements of Elephant Talk Communication AG (B) for the year ended December 31, 2006, respectively. The Pro Forma Statements of Operations reflects the acquisition of a 100% equity interest in ETC Europe by Elephant Talk Communications, Inc. (a reporting company) on January 1, 2007 in an acquisition accounted for using the purchase method of accounting and assumes that such acquisition was consummated as of January 1, 2006.

The Pro Forma Statement of Operations and Financial Condition should be read in conjunction with the audited Financial Statements of Elephant Talk Communications, Inc., the audited Financial Statements of ETC Europe and the Notes to the consolidated financial statements. The Pro Forma Statements do not purport to represent what the Company's results of operations and financial conditions would actually have been if the acquisition of ETC Europe had occurred on the date indicated or to project the company's results of operations for any future period or date. The Pro Forma adjustments, as described in the accompanying data, are based upon available information and the assumption set forth in the foot notes below, which management believes are reasonable.

ELEPHANT TALK COMMUNICATIONS, INC. AND SUBSIDIARIES
PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 2006

	A	B	Pro Forma	Pro Forma
	(Historical)	(Historical)	Adjustments	Combined

Net Revenue	$158,292	$32,075,834	$--	$32,234,126

Cost of revenue	144,727	30,149,361	--	30,294,088

Gross profit	13,565	1,926,473	--	1,940,038

Operating expenses	2,468,503	3,428,048	--	5,896,551

Loss from operations	(2,454,938)	(1,501,575)	--	(3,956,513)

Non-operating income (expenses), minority interest and income tax	(454,727)	(15,162)	--	(469,889)

Discontinued operations	(1,920,000)	--	--	(1,920,000)

Net income (loss)	$(4,829,665)	$(1,516,737	$--	$(6,346,402)

Earnings (Loss) per share:

Weighted - average number of shares outstanding (2)				173,863,813

Loss per share (1)				$(0.04)

NOTES:

(1)	Loss per share data shown above is applicable for both primary and fully diluted.
(2)	Weighted average number of shares outstanding for combined entity includes 40,000,000 shares to B as a result of the merger.

ELEPHANT TALK COMMUNICATIONS, INC. AND SUBSIDIARIES
PRO FORMA STATEMENT OF FINANCIAL CONDITION (UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 2006

The following Pro Forma Statement of financial condition has been derived from the audited financial statements of Elephant Talk Communications, Inc. and subsidiaries (A) as of December 31, 2006 and the audited financial statements of Elephant Talk Communication Europe Holding AG (B) as of December 31, 2006. The audited Pro Forma Statements of financial conditions reflects the acquisition of B by A (a reporting company) using the purchase method of accounting.

				Pro Forma
	A	B		Adjustments	Pro Forma
	(Historical)	(Historical)		Dr. (Cr.)	Combined

ASSETS
Current Assets	$4,127,723	$4,894,434	3	$(3,608,488)	$5,413,669
Property & equipment, net	158,234	2,163,158			2,321,392
Intangible assets, net	--	8,254,241	1	4,087,717	11,424,183
				(917,775)
Other non-current assets	9,409,356	470,910	1	(9,643,080)	237,186

TOTAL ASSETS	$13,695,313	$15,782,743		$(10,081,626)	$19,396,430

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities	$7,309,312	$9,180,216	3	$3,608,488	$12,761,040
			2	120,000
Long-term liabilities	5,525,221	--			5,525,221
Minority Interest	127,455	129,389			256,844
Stockholders' equity;
Common stock	17,814,933	9,704,415	1	9,704,415	17,814,933
Loan receivable	(120,000)	--	2	(120,000)	--
Subscription receivable	(9,683)	--			(9,683)
Accumulated other comprehensive gain (loss)	10,175	(150,275)	1	(150,275)	10,175
Retained earnings (deficit)	(16,962,100)	(3,081,002)	1	(3,081,002)	(16,962,100)
Total stockholders' equity (deficit)	733,325	6,473,138		6.353,138	853,325

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$13,695,313	$15,782,743		$10,081,626	$19,396,430

NOTES:

(1)	Elimination of equity of B acquired by A, eliminate pre-acquisition retained earnings and adjustment of ETC Europe at fair value.
(2)	Total consideration payable for the acquisition of ETC Europe - Cash $6,643,080 + 40,000,000 common shares valued at $0.75 per share = $9,643,080.
(3)	Eliminate of inter-company between A and B.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2007	ELEPHANT TALK COMMUNICATIONS, INC.

By /s/ Steven van der Velden
Steven van der Velden
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10	Equity into a Material Definitive Agreement with Beltrust AG – Filed with the Commission on December 1, 2006 – Film No. 061252074